AMWD Announces Fourth Quarter Results

May 29, 2018

Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

WINCHESTER, Virginia (May 29, 2018) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2018.

Fiscal Fourth Quarter 2018

Net sales for the fourth fiscal quarter increased 57% to $405.9 million compared with the same quarter of the prior fiscal year. The current fourth fiscal quarter results include three months of results from the Company’s acquisition of RSI Home Products, Inc. (“RSI”), which closed December 29, 2017. Excluding the impact of the RSI acquisition, net sales for the fourth fiscal quarter increased 3% to $266.7 million compared with the same quarter of the prior fiscal year. Excluding the impact of the RSI acquisition, the Company experienced growth in both the new construction and dealer channels during the fourth quarter of fiscal year 2018.

Net income was $19.1 million ($1.08 per diluted share) for the fourth quarter of the current fiscal year compared with $17.3 million ($1.06 per diluted share) in the same quarter of the prior fiscal year. Net income was positively impacted by additional sales volumes and lower incentive costs which were partially offset by acquisition related costs of $2.7 million, intangible amortization of $12.3 million and gross margin declines in the core business mainly due to raw material inflation. Adjusted EPS per diluted share was $1.64 for the fourth quarter of the current fiscal year compared with $1.13 in the same quarter of the prior fiscal year. Beginning with this earnings release, the Company has revised its definition of Adjusted EPS per diluted share to exclude intangibles amortization charges. Further details are contained below.

Adjusted EBITDA was $65.3 million or 16.1% of net sales compared to $34.5 million or 13.3% of net sales for the same quarter of the prior fiscal year. The increase is primarily due to sales growth in the quarter and the inclusion of three months of results for RSI.

"With an Adjusted EBITDA margin of 16.1%, we were very pleased with our performance over the past quarter, "said Cary Dunston, Chairman and CEO. "We had solid growth in our dealer and new construction channels while home center channel sales continued to be challenging. Our integration work is proceeding on plan as we remain focused on strategically leveraging our combined businesses to gain share in the market."

Fiscal Year 2018

Net sales for the 2018 fiscal year increased 21% to $1,250.3 million from the prior fiscal year. Excluding the impact of the RSI acquisition, net sales for the 2018 fiscal year increased 4% to $1,072.6 million from the prior fiscal year. Excluding the impact of the RSI acquisition, the Company experienced growth in both the new construction and dealer channels during the entire fiscal year.

AMWD Announces Fourth Quarter Results

May 29, 2018

Net income for the 2018 fiscal year was $63.1 million ($3.77 per diluted share) compared with $71.2 million ($4.34 per diluted share) for the prior fiscal year. Adjusted EPS per diluted share was $5.24 for the 2018 fiscal year compared with $4.45 for the prior fiscal year.

Adjusted EBITDA was $175.8 million or 14.1% of net sales compared to $133.7 million or 13.0% of net sales for the prior fiscal year. The year over year increase is primarily due to additional sales growth and the inclusion of four months of results for RSI.

Cash provided by operating activities for the 2018 fiscal year was $86.8 million. Free cash flow totaled $36.9 million for the entire fiscal year. Additionally, the Company paid down $40.0 million of its term loan facility during the fourth fiscal quarter.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and distributors and through a network of independent dealers.  At April 30, 2018, the Company operated eighteen manufacturing facilities in the United States and Mexico and seven primary service centers located throughout the United States.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

USE OF NON-GAAP FINANCIAL MEASURES

This press release refers to the following non-GAAP financial measures:

•
Beginning with this earnings release, the Company has revised its definition of Adjusted EPS per diluted share to exclude intangibles amortization charges. Further details are contained below. Adjusted EPS per diluted share, which excludes expenses related to the RSI acquisition, the inventory step-up amortization related to the RSI acquisition, the amortization of intangibles and the related tax benefits of these items.

•
Adjusted EBITDA, which consists of EBITDA (net income adjusted to exclude interest income and adding back interest expense, income tax provision and depreciation and amortization) adjusted to exclude expenses related to the RSI acquisition, the inventory step-up amortization related to the RSI acquisition, stock compensation expense, and gain/loss of asset disposal.

•	Adjusted EBITDA margin, which is Adjusted EBITDA divided by net sales.

•
Free cash flow, which is cash flow from continuing operating activities less capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays.

•	Net sales excluding RSI sales, which is net sales minus sales from RSI.

Refer to the “Non-GAAP Financial Measures” section below for a discussion of these non-GAAP measures and their reconciliation to the most directly comparable GAAP measure.

AMWD Announces Fourth Quarter Results

May 29, 2018

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2018	2017	2018	2017

Net sales	$405,887	$258,737	$1,250,274	$1,030,248
Cost of sales & distribution	316,692	201,166	994,871	805,612
Gross profit	89,195	57,571	255,403	224,636
Sales & marketing expense	22,446	18,851	77,843	70,979
General & administrative expense	28,413	12,336	69,855	45,419
Operating income	38,336	26,384	107,705	108,238
Interest expense & other income	10,175	(378)	12,945	(687)
Income tax expense	9,052	9,414	31,619	37,726
Net income	$19,109	$17,348	$63,141	$71,199

Earnings Per Share:
Weighted average shares outstanding - diluted	17,618,977	16,389,578	16,744,705	16,398,240

Net income per diluted share	$1.08	$1.06	$3.77	$4.34

AMWD Announces Fourth Quarter Results

May 29, 2018

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30	April 30
	2018	2017

Cash & cash equivalents	$78,410	$176,978
Investments - certificates of deposit	8,000	51,750
Customer receivables	136,355	63,115
Inventories	104,801	42,859
Income taxes receivable	25,996	301
Other current assets	10,805	4,225
Total current assets	364,367	339,228
Property, plant & equipment, net	218,102	107,933
Investments - certificates of deposit	1,500	20,500
Trademarks, net	8,889	—
Customer relationship intangibles, net	258,778	—
Goodwill	767,451	—
Other assets	26,258	33,612
Total assets	$1,645,345	$501,273

Current portion - long-term debt	$4,143	$1,598
Accounts payable & accrued expenses	166,312	99,899
Total current liabilities	170,455	101,497
Long-term debt	809,897	15,279
Deferred income taxes	71,563	—
Other liabilities	11,765	32,048
Total liabilities	1,063,680	148,824
Stockholders' equity	581,665	352,449
Total liabilities & stockholders' equity	$1,645,345	$501,273

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30
	2018	2017

Net cash provided by operating activities	$86,775	$77,080
Net cash used by investing activities	(44,316)	(53,744)
Net cash used by financing activities	(141,027)	(20,821)
Net (decrease) increase in cash and cash equivalents	(98,568)	2,515
Cash and cash equivalents, beginning of period	176,978	174,463

Cash and cash equivalents, end of period	$78,410	$176,978

AMWD Announces Fourth Quarter Results

May 29, 2018

NON-GAAP FINANCIAL MEASURES

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth below.

These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with GAAP, and such non-GAAP financial measures should not be construed as being more important than the comparable GAAP measures.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition, (2) inventory step-up amortization due to the increase in the fair value of inventory acquired through the RSI acquisition (that was fully expensed in the quarter ended January 31, 2018), (3) the amortization of intangible assets, and (4) the tax benefit of RSI acquisition expenses and the inventory step-up and intangible amortization. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. We began excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share beginning with this earnings release as management determined that such an exclusion would better help it evaluate the performance of our business and profitability and we also received feedback from some of our investors regarding the same.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest (income) expense, net, (3) depreciation and amortization expense, (4) amortization of customer lists and trademarks, (5) expenses related to the RSI acquisition, (6) inventory step-up amortization, (7) stock-based compensation expense, and (8) gain/loss on asset disposal. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net sales excluding RSI sales

To better understand and compare the performance of our core American Woodmark business by our management and our investors, we believe it is helpful to subtract the amount of sales from our recently acquired and now wholly-owned subsidiary, RSI Home Products, Inc., from our net sales and report this amount with our quarterly earnings announcements. We may discontinue using this non-GAAP financial measure at a later juncture once RSI has become fully integrated into our Company and the quarter to quarter comparisons of our core business are no longer as helpful to compare performance.

AMWD Announces Fourth Quarter Results

May 29, 2018

Summary

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Net Sales and Percentage of Net Sales Excluding RSI
	Three Months Ended			Twelve Months Ended
	April 30,			April 30,
(in thousands)	2018	2017	Percent Change	2018	2017	Percent Change

Net sales excluding RSI	$266,734	$258,737	3%	$1,072,550	$1,030,248	4%
RSI sales	139,153	—	—	177,724	—	—
Net Sales	$405,887	$258,737	57%	1,250,274	1,030,248	21%

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

(in thousands)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2018	2017	2018	2017

Net income (GAAP)	$19,109	$17,348	$63,141	$71,199
Add back:
Income tax expense	9,052	9,414	31,619	37,726
Interest (income) expense, net	10,167	(294)	13,054	(521)
Depreciation and amortization expense	11,092	4,963	28,671	18,682
Amortization of customer lists and trademarks	12,250	—	16,333	—
EBITDA (Non-GAAP)	$61,670	$31,431	$152,818	$127,086
Add back:
Acquisition related expenses	2,739	1,958	12,902	2,686
Inventory step-up amortization (1)	—	—	6,334	—
Stock compensation expense	591	992	3,097	3,469
Loss on asset disposal	335	158	615	444
Adjusted EBITDA (Non-GAAP)	$65,335	$34,539	$175,766	$133,685

Net Sales	$405,887	$258,737	$1,250,274	$1,030,248
Adjusted EBITDA margin (Non-GAAP)	16.1%	13.3%	14.1%	13.0%

AMWD Announces Fourth Quarter Results

May 29, 2018

Reconciliation of Net Income to Adjusted Net Income

(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2018	2017	2018	2017

Net income (GAAP)	$19,109	$17,348	$63,141	$71,199
Add back:
Acquisition related expenses	2,739	1,958	12,902	2,686
Amortization of intangibles	12,250	—	16,333	—
Inventory step-up amortization (1)	—	—	6,334	—
Tax benefit of add backs	(5,134)	(708)	(10,970)	(969)
Adjusted net income (Non-GAAP)	$28,964	$18,598	$87,740	$72,916

Weighted average diluted shares	17,618,977	16,389,578	16,744,705	16,398,240
Adjusted EPS per diluted share (Non-GAAP)	$1.64	$1.13	$5.24	$4.45

(1) The inventory step-amortization is the increase in the fair value of inventory acquired through the RSI acquisition that was fully expensed in the quarter ended January 31, 2018.

Revised Reconciliation of Net Income to Adjusted Net Income for Q3 FY2018

(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

Net income (GAAP)	$1,996	$14,553	$44,032	$53,851
Add back:
Acquisition related expenses	10,163	728	10,163	728
Amortization of intangibles	4,083	—	4,083	—
Inventory step-up amortization (1)	6,334	—	6,334	—
Tax benefit of add backs	(5,836)	(261)	(5,836)	(261)
Adjusted net income (Non-GAAP)	$16,740	$15,020	$58,776	$54,318

Weighted average diluted shares	16,690,760	16,381,223	16,461,509	16,400,842
Adjusted EPS per diluted share (Non-GAAP) (2)	$1.00	$0.92	$3.57	$3.31

(2) Beginning with this earnings release, the Company has excluded the impact of intangible asset amortization (and the related tax benefit) from the calculation of Adjusted EPS per diluted share. The following table presents a reconciliation of Adjusted EPS per diluted share as reported to the prior method for the periods presented:

AMWD Announces Fourth Quarter Results

May 29, 2018

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

As reported	$0.84	$0.92	$3.41	$3.31
Intangible asset amortization (net of tax)	0.16	—	0.16	—
Prior method	$1.00	$0.92	$3.57	$3.31

Free Cash Flow

	Twelve Months Ended
	April 30,
	2018	2017

Cash provided by operating activities	$86,775	$77,080
Less: Capital expenditures (3)	49,893	25,531
Free cash flow	$36,882	$51,549

(3) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During fiscal 2018 and 2017, approximately $21.1 million and $3.0 million, respectively, in costs were incurred related to the new company headquarters.

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